EXHIBIT 10.7

OFFICE BUILDING LEASE

THIS LEASE is entered into this   27   day of   May  , of 2005, between SMWK LLC Landlord, and Resilent, LLC dba Digilent Defense Tenant.

1. PREMISES. Landlord leases to Tenant suite number(s) 200 on the 2nd floor of the building known as Millenium Plaza, located at 15858 West Dodge Road (the “Building”) as shown on Exhibit “A” (the “Premises”), containing approximately 4,000 square feet of area, on the following terms and conditions.

2. TERM. This lease shall be for a term of Ten (10) years, beginning on the 1st day of August, 2005, and ending on the 31st day of July, 2015, unless terminated earlier as provided in this Lease.

If for any reason the Premises is delivered to Tenant on any date before or after the term commencement date, rental for the period between the date of possession and the term commencement date shall be adjusted on a pro rata basis. Such earlier or later taking of possession shall not change the termination date of this Lease. This Lease shall not be void or voidable in the event of a late delivery by Landlord. Landlord will deliver space ninety (90) days after permits are granted. If Landlord delivers space later than 90 days after permits are granted than tenant shall be entitled to half months base rent on the first month of occupancy.

3. USE OF PREMISES. The Premises are leased to Tenant, and are to be used by Tenant, for the purposes of Digital Defense’s world wide sales, engineering & research laboratories and administrative offices, and for no other purpose. Tenant agrees to use the Premises in such a manner as to not interfere with the rights of other tenants in the Building, to comply with all applicable governmental laws, ordinances, and regulations in connection with its use of the Premises, including without limitation all environmental laws, to keep the Premises in a clean and sanitary condition, and to use all reasonable precaution to prevent waste, damage, or injury to the Premises.

4. RENT.

(a) Base Rent. The total Base Rent under this Lease is Eight Hundred One Thousand Two Hundred Twenty-Two and 60/100 Dollars ($801,222.60). Tenant agrees to pay rent to Landlord at 15858 West Dodge Road. Suite 300, Omaha, NE 68118, or at any other place Landlord may designate in writing, in lawful money of the United States, in monthly installments in advance, on the first day of each month, as follows:

For the period from August 1, 2005 to July 31, 2006, to $5,983.33 per month
For the period from August 1, 2006 to July 31, 2007, to $5,983.33 per month
For the period from August 1, 2007 to July 31, 2008, to $6,162.83 per month
For the period from August 1, 2008 to July 31, 2009, to $6,347.71 per month
For the period from August 1, 2009 to July 31, 2010, to $6,538.14 per month
For the period from August 1, 2010 to July 31, 2011, to $6,734.28 per month
For the period from August 1, 2011 to July 31, 2012, to $6,936.31 per month
For the period from August 1, 2012 to July 3!, 2013, to $7,144.40 per month
For the period from August 1, 2013 to July 31, 2014, to $7,358.73 per month
For the period from August 1, 2014 to July 31, 2015, to $7,579.49 per month

(b) Additional Base Rent. Landlord agrees to defer Operating Expenses as set forth in section 4 (d) for the first year of the Lease. It is further understood and agreed that the amount of this deferral of Operating Expenses currently represents $33,080.00 ($8.27 x 4,000 sq. ft. or $33,080.00) for the first year and that interest shall be included by the Tenant on the balance due until such time as the deferral has been paid in full. Such payment shall begin on the third year and continue through the fifth year of the Lease at which time Tenant agrees that any sums due from said deferral shall be paid in full.

In the third, fourth & fifth years, the deferred Operating Expenses not paid by the Tenant shall be due and owing monthly, beginning and running concurrently, with the Base Rent payments. The deferred Operating Expenses (taxes, insurance, and Common Area Maintenance commonly referred to as triple net expenses) shall be as follows: In years three (3), four (4) and five (5) of the Lease, the above stated deferred Operating Expenses to be paid are $1,169.41 per month and are due on the same date as the Base Rent

(c) Additional Charges. Landlord does hereby assign in consideration of this contract and other valuable consideration, two (2) enclosed underground parking stalls in the amount of $80.00 per month. Landlord will allow interest charges for the first two (2) years of deferred Operating Expenses of the first year of the lease August 1, 2005 to July 31, 2006 to be applied to the charges for two (2) underground parking stalls immediately referred to in this paragraph. Such assignment of charges may be made for the amount of such charges that are due and owing at the beginning of each month. Landlord agrees to provide use of the conference room at a price of $150.00 per occurrence.

(d) Rent Adjustment. In addition to the Base Rent, Tenant shall pay a pro rata share of all the Operating Expenses of operating the Building, parking areas, and grounds over the annual Operating Expenses for the Base Year as hereinafter defined (“Rent Adjustment”). “Operating Expenses” shall mean all costs of maintaining and operating the Building, the related parking areas, and grounds, (the ‘Real Estate’) including but not limited to the costs of labor, material and supplies for maintenance, repair, and such operation, all landscaping, cleaning, and other services, all costs of heating, air conditioning, water, sewer, gas, electricity, and other utilities, all insurance costs, all taxes and special assessments, and management costs, including building superintendents. Operating Expenses shall not include property additions and improvements to the Real Estate which by generally accepted accounting practice are treated as capital items, alterations made for specific tenants, depreciation, debt service on long term debt, or income taxes paid by the Landlord.

Office Building Lease

“Base Year” shall mean the calendar year in which this Lease commences. “Base Year” Operating Expenses are estimated to be $8.27 per square foot or $2,756.67. At the end of the year Landlord will provide Tenant with an expense statement and will reconcile these actual expenses with the paid operation expenses.

“Tenant’s pro rata share” shall mean the percentage determined by dividing the square feet of the Premises as shown

Paragraph 1 by the square feet of the Building which at the date hereof is agreed to be 46,043 square feet or 8.69%.

(e) Computation of Rent Adjustment. Prior to each calendar year commencing after the Base Year Landlord shall estimate the amount of Rent Adjustment due for such year and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. After the end of each such calendar year, Landlord shall deliver to Tenant a statement setting forth the amount of Rent Adjustment that Tenant has paid and the amount that remains payable for such year. Within thirty days after receipt of such statement, Tenant shall pay to Landlord the amount of Rent Adjustment due for such calendar year, less any payments of Rent Adjustment already made by Tenant for such year. If Tenant’s payments of estimated Rent Adjustment exceed the amount due Landlord for that calendar year, Landlord shall, provided Tenant is not then in default under this Lease, apply the excess as a credit against Tenant’s other obligations under this Lease or promptly refund such excess to Tenant if the term of this Lease has already expired, in either case without interest to Tenant.

(f) Payment of Rent. Tenant agrees to pay the Base Rent as and when due, together with all adjustments and all other amounts required to be paid by Tenant under this Lease. In the event of nonpayment of any amounts due under this Lease, whether or not designated as rent, Landlord shall have all the rights and remedies provided in this Lease or by law for failure to pay rent.

(g) Late Charge. If the Tenant falls to pay the Base Rent together with the Tenant’s share of the Operating Expenses and all other amounts required to be paid by Tenant under this Lease, on or before the tenth day after such payments are due Tenant agrees to pay Landlord a late charge of $600.00.

(h) Security Deposit. As partial consideration for the execution of this Lease, the Tenant has delivered to Landlord for Landlord’s use and possession the sum of $5,983.33.00 as a Security Deposit. The Security Deposit will be returned to Tenant at the expiration of this Lease if Tenant has fully complied with all covenants and conditions of this Lease.

5. SERVICES. Landlord shall furnish nothing to the Premises during normal business hours, and at such other times as Landlord may deem necessary or desirable, in the manner customary to the Building. Landlord shall have the right to discontinue any service during any period for which rent is not promptly paid by Tenant.

Landlord shall not be liable for damages, nor shall the rental be abated, for failure to furnish, or delay in furnishing, any service when failure to furnish, or delay in furnishing, is occasioned in whole or in part by needful repairs, renewals, or improvements, or by any strike or labor controversy, or by any accident or casualty whatsoever, or by any unauthorized act or default of any employee of Landlord, or for any other cause or causes beyond the control of Landlord. Electricity furnished under the Lease is for the normal operation of a business office only, and Landlord shall be entitled to make additional charges for excess electricity requirements, such as non-standard computers, other special business machines and those that require greater than a standard 1l0v duplex outlet.

6. ASSIGNMENT OR SUBLEASE. Tenant shall not assign this Lease or sublet the whole or any part of the Premises, transfer this Lease by operation of law or otherwise, or permit any other person except agents and employees of Tenant to occupy the Premises, or any part thereof, without the prior written consent of Landlord, which consent may be withheld or conditioned at Landlord’s sole discretion. Landlord may consider a request and may consider any factor it deems relevant in determining whether to withhold consent including, but not limited to, the following: (a) financial responsibility of the new tenant, (b) identity and business character of the new tenant, (c) nature and legality of the proposed use of the Premises. Landlord shall have the right to assign its interest under this Lease or the rent hereunder. Tenant shall, with any request for Landlord’s consent on an assignment or sublease, pay to Landlord a fee in the sum of Five Hundred and no/100 Dollars ($500.00) for review and processing of such request and Landlord shall not be obligated to review such request prior to Landlord’s receipt of such fee.

7. TENANT’S IMPROVEMENTS. Tenant shall have the right to place partitions and fixtures and make improvements or other alterations in the interior of the Premises at its own expense. Prior to commencing any such work, Tenant shall first obtain the written consent of Landlord for the proposed work. Landlord may, as a condition to its consent, require that the work be done by Landlord’s own employees and/or under Landlord’s supervision or through another contractor so long as Landlord approves contractor, but at the expense of Tenant, and that Tenant give sufficient security that the Premises will be completed free and clear of liens and in a manner satisfactory to Landlord. Upon termination of this Lease, at Landlord’s option, Tenant will repair and restore the Premises to its former condition, at Tenant’s expense, or any such improvements, additions, or alterations installed or made by Tenant, except Tenant’s trade fixtures, shall become part of the Premises and the property of the Landlord. Tenant may remove its trade fixtures at the termination of this Lease provided Tenant is not then in default and provided further that Tenant repairs any damage caused by such removal. Landlord agrees to provide $l20.000.00 of building allowances for said space.

8. REPAIRS. Landlord agrees to make all necessary repairs to the exterior walls, exterior doors, windows, and corridors of the Building and to keep the Building in a clean, neat, and attractive condition. Landlord agrees to maintain the Building equipment and mechanical systems in good repair, but Landlord shall not be liable or responsible to Tenant for breakdowns or temporary interruptions in service.

Office Building Lease

Tenant agrees that it will make all repairs and replacements to the Premises not required to be made by Landlord, to do all redecorating, remodeling, alterations, and painting required by it during the term of the Lease at its own cost and expense, to pay for any repairs to the Premises or the Real Estate made necessary by any negligence or carelessness of Tenant or any of its agents or employees or persons permitted on the Building by Tenant, and to maintain the Premises in a safe, clean, neat, and sanitary condition. Tenant shall be entitled to no compensation for inconvenience, injury, or loss of business arising from the making of any repairs by Landlord, Tenant, or other tenants to the Premises or the Building. In the event plumbing is or has been installed in the Premises, Tenant is responsible for the repair and maintenance of the plumbing system to the point where Tenant’s system connects with Landlord’s system. At the sole discretion of Landlord, Tenant may be required to install a meter to measure such water consumption. Tenant shall have proper insurance that insures their property and the property of others destroyed by water damage.

9. CONDITION OF PREMISES. Except as provided herein, Tenant agrees that no promises, representations, statements, or warranties have been made on behalf of Landlord to Tenant respecting the condition of the Premises, or the manner of operating the Building, or the making of any repairs to the Premises. By taking possession of the Premises, Tenant acknowledges that the Premises were in good and satisfactory condition when possession was taken. Tenant shall, at the termination of this Lease, by lapse of time or otherwise, remove all of Tenant’s property and surrender the Premises to Landlord in as good condition as when Tenant took possession, normal wear excepted.

10. PERSONAL PROPERTY AT RISK OF TENANT. All personal property in the Premises shall be at the risk of Tenant only.
“EXCEPT AS THE SAME MAY BE THE RESULT OF THE NEGLIGENCE OF LANDLORD, ITS EMPLOYEES OR AGENTS
Landlord shall not be liable^ for any damage to any property of Tenant or its agents or employees in the Premises caused by any reason whatsoever, including, without limitation, fire, theft, steam, electricity, sewage, gas or odors, or from water, rain, or snow which may leak into, issue or flow into the Premises from any part of the Building, or from any other place, or for any damage done to Tenant’s property in moving same to or from the Building or the Premises. Tenant shall give Landlord, or its agents, prompt written notice of any damage to or defects in water pipes, gas or warming or cooling apparatus in the Premises.

11. LANDLORD’S RESERVED RIGHTS. Without notice to Tenant, without liability to Tenant for damage or injury to property, person, or business, and without effecting an eviction of Tenant or a disturbance of Tenant’s use or possession or giving rise to any claim for set off or abatement of rent, Landlord shall have the right to:

(a)	Change the name or Street address of the Building, Landlord must give tenant six (6) months notice of change of name or address.
(b)	Install and maintain signs on the Building.
(c)	Have access to all mall chutes according to the rules of the United States Post Office Department.
(d)
At reasonable times, to decorate, and to make, at its own expense, repairs, alterations, additions, and improvements, structural or otherwise, in or to the Premises, the Building, or part thereof, and any adjacent building, land, street, or alley, and during such operations to take into and through the Premises or any part of the Building all materials required, and to temporarily close or suspend operation of entrances, doors, corridors, elevators, or other facilities to do so.

(e)	Possess passkeys to the Premises.
(f)	Show the Premises to prospective tenants at reasonable times.
(g)
Take any and all reasonable measures, including inspections or the making of repairs, alterations, and additions and improvements to the Premises or to the Building, which Landlord deems necessary or desirable for the safety, protection, operation, or preservation of the Premises or the Building.

(h)
Approve all sources furnishing signs, painting, and/or lettering to the Premises, and approve all signs on the Premises prior to installation thereof which approval may be withheld or conditioned in Landlord’s sole discretion.

(i)	Establish rules and regulations for the safety, care, order, operation, appearance, and cleanliness of the Building and to make modifications thereto.
(j)	Landlord warrants that the use of computer laboratory work of this tenant, digital defense is within provision 11 of this contract

12. INSURANCE. Tenant shall not use or occupy the Premises or any part thereof in any manner which could invalidate any policies of insurance now or hereafter placed on the Building or increase the risks covered by insurance on the Building or necessitate additional insurance premiums or policies of insurance, even if such use may be in furtherance of Tenant’s business purposes. In the event any policies of insurance are invalidated by acts or omissions of Tenant, Landlord shall have the right to terminate this Lease or, at Landlord’s option, to charge Tenant for extra insurance premiums required on the Building on account of the increased risk caused by Tenant’s use and occupancy of the Premises. Each party hereby waives all claims for recovery from the other for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such policies; provided that this waiver shall apply only when permitted by the applicable policy of insurance.

13. INDEMNITY. Tenant shall indemnify, hold harmless, and defend Landlord from and against, and Landlord shall not be liable to Tenant on account of, any and all costs, expenses, liabilities, losses, damages, suits, actions, fines, penalties, demands, or claims of any kind, including reasonable attorney’s fees, asserted by or on behalf of any person, entity, or governmental authority arising out of or in any way connected with either (a) a failure by Tenant to perform any of the agreements, terms, or conditions of this Lease required to be performed by Tenant; (b) a failure by Tenant to comply with any laws, statutes, ordinances, regulations, or orders of any governmental authority; or (c) any accident, death, or personal injury, or damage to, or loss or theft of property which shall occur on or about the Premises, or the Building, except as the same may be the result of the negligence of Landlord, its employees, or agents. Landlord does not assume the negligence of the tenant or damages flowing there from. Landlord is solely responsible for Landlord’s own negligence and damages flowing there from.

Office Building Lease

14. LIABILITY INSURANCE. Tenant agrees to procure and maintain continuously during the entire term of this Lease, a policy or policies of commercial general liability insurance from a company or companies acceptable to Landlord, at Tenant’s own cost and expense, insuring Landlord and Tenant from all claims, demands or actions; such policy or policies shall in addition to insuring Tenant protect and name the Landlord (SMWK LLC), as additional insured, and shall provide coverage in a combined single limit per occurrence of at least $2,000,000 for claims, demands or actions for bodily injury, death or property damage made by or on behalf of any person or persons, firm or corporation arising from, related to, or connected with the conduct and operation of Tenant’s business in the Premises, or arising out of and connected with the use and occupancy of the Real Estate by the Tenant. All such insurance shall provide that Landlord shall be given a minimum of ten (10) days notice by the insurance company prior to cancellation, termination or change of such insurance. Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance in full force and effect and stating the term and provisions thereof. If Tenant falls to comply with such requirements for insurance, Landlord may, but shall not be obligated to, obtain such insurance and keep the same in effect, and Tenant agrees to pay Landlord, upon demand, the premium cost thereof.

15. DAMAGE BY FIRE OR OTHER CASUALTY. If, during the term of this Lease, the Premises shall be so damaged by fire or any other cause except Tenant’s negligent or intentional act so as to render the Premises untenantable, the rent shall be abated while the Premises remain untenantable; and in the event of such damage, Landlord shall elect whether to repair the Premises or to cancel this Lease, and shall notify Tenant in writing of its election within sixty (60) days after such damage. In the event Landlord elects to repair the Premises, the work or repair shall begin promptly and shall be carried on without unnecessary delay. In the event Landlord elects not to repair the Premises, the Lease shall be deemed canceled as of the date of the damage. Such damage shall not extend the Lease term.

16. CONDEMNATION. If the whole or any part of the Premises shall be taken by public authority under the power of eminent domain, then the term of this Lease shall cease on that portion of the Premises so taken, from the date of possession, and the rent shall be paid to that date, with a proportionate refund by Landlord to Tenant of such rent as may have been paid by Tenant in advance. If the portion of the Premises taken is such that it prevents the practical use of the Premises for Tenant’s purposes, then Tenant shall have the right either (a) to terminate this Lease by giving written notice of such termination to Landlord not later than thirty (30) days after the taking, or (b) to continue in possession of the remainder of the Premises, except that the rent shall be reduced in proportion to the area of the Premises taken. In the event of any taking or condemnation of the Premises, in whole or in part, the entire resulting award of damages shall be the exclusive property of Landlord, including all damages awarded as compensation for diminution in value to the leasehold, without any deduction for the value of any unexpired term of this Lease, or for any other estate or interest in the Premises now or hereafter vested in Tenant.

17. DEFAULT OR BREACH. Each of the following events shall constitute a default or a breach of this Lease by Tenant, if Tenant is in default of lease Landlord must give Tenant ten (10) days written notice of such default:

(a) If Tenant fails to pay Landlord any rent or other payments when due hereunder;

(b) If Tenant vacates or abandons the Premises;

(c) If Tenant files a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or voluntarily takes advantage of any such act by answer or otherwise, or makes an assignment for the benefit of creditors;

(d) If involuntary proceedings under any bankruptcy or insolvency act shall be instituted against Tenant, or if a receiver or trustee shall be appointed of all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within thirty (30) days after the institution or appointment; or

(e) If Tenant falls to perform or comply with any other term or condition of this Lease, or any of the rules and regulations established by Landlord, and if such nonperformance shall continue for a period of ten (10) days after notice thereof by Landlord to Tenant, time being of the essence.

18. EFFECT OF DEFAULT. In the event of any default or breach hereunder, in addition to any other right or remedy available to Landlord, either at law or in equity, Landlord may exert any one or more of the following rights:

(a) Landlord may re-enter the Premises immediately and remove the property and personnel of Tenant, and shall have the right, but not the obligation, to store such property in a public warehouse or at a place selected by Landlord, at the risk and expense of Tenant, Landlord must give notice to Tenant ten (10) days prior to removal of property and personnel.

(b) Landlord may retake the Premises and may terminate this Lease by giving written notice of termination to Tenant. Without such notice, Landlord’s retaking will not terminate the Lease. On termination, Landlord may recover from Tenant all damages proximately resulting from the breach, including the cost of recovering the Premises and the difference between the rent due for the balance of the Lease term as though the Lease had not been terminated, and the fair market rental value of the Premises, which sum shall be immediately due Landlord from Tenant.

(c) Landlord may relet the Premises or any part thereof for any term without terminating this Lease, at such rent and on such terms as it may, choose. Landlord may make alterations and repairs to the Premises. In addition to Tenant’s liability to Landlord for breach of this Lease, ~~Tenant shall be liable for all expenses of the reletting, for any alterations and repairs made~~ for the rent due for the balance of the Lease term, which sum shall be immediately due Landlord from Tenant. The amount due Landlord will be reduced by the net rent received by Landlord during the remaining term of this Lease from reletting the Premises, r any part thereof. If during the remaining term of this Lease Landlord receives more than the amount due Landlord under this sub-paragraph, the Landlord shall pay such excess to Tenant, but only to the extent Tenant has actually made payment pursuant to this sub-paragraph.

Office Building Lease

19. SURRENDER-HOLDING OVER. Tenant shall, upon termination of this Lease, whether by lapse of time or otherwise, peaceably and promptly surrender the Premises to Landlord. If Tenant remains in possession after the termination of this Lease, without a written lease duly executed by the parties, Tenant shall be deemed a trespasser. If Tenant pays, and Landlord accepts, rent for a period after termination of this Lease, Tenant shall be deemed to be occupying the Premises only as a tenant from month to month, subject to all the terms, conditions, and agreements of this Lease, except that the rent shall be 150% times the monthly rent specified in the lease immediately before termination.

20. SUBORDINATION AND ATTORNMENT. Landlord reserves the right to place liens and encumbrances on the Premises superior in lien and effect to this Lease. This Lease, and all rights of Tenant hereunder, shall, at the option of Landlord, be subject and subordinate to any liens and encumbrances now or hereafter imposed by Landlord upon the Premises or the Building or any part thereof, and Tenant agrees to execute, acknowledge, and deliver to Landlord, upon request, any and all instruments that may be necessary or proper to subordinate this Lease and all rights herein to any such lien or encumbrance as may be required by Landlord.

In the event any proceedings are brought for the foreclosure of any mortgage on the Premises, Tenant will attorn to the purchaser at the foreclosure sale and recognize such purchaser as the Landlord under this Lease. The purchaser, by virtue of such foreclosure, shall be deemed to have assumed, as substitute Landlord, the terms and conditions of this Lease until the resale or other disposition of its interest. Such assumption, however, shall not be deemed in acknowledgment by the purchaser of the validity of any then existing claims of Tenant against the prior Landlord.

Tenant agrees to execute and deliver such further assurances and other documents, including a new lease upon the same terms and conditions contained herein, confirming the foregoing, as such purchaser may reasonably request. Tenant waives any right of election to terminate this Lease because of any such foreclosure proceedings.

21. NOTICES. Any notice or demands given hereunder shall be in writing and personally delivered or sent by first class mail postage prepaid to Landlord at 15858 West Dodge Road, Suite 300, Omaha, NE 68118 and also to Tenant at 15858 West Dodge Road. Suite 200. Omaha, NE 68118 or at such other address as either party may from time to time designate in writing. Each such notice shall be deemed to have been given at the time it shall be personally delivered to such address or deposited in the United States mail in the manner prescribed herein.

22. COMPLIANCE WITH ADA. Tenant shall be responsible for all costs of complying with the Americans with Disabilities Act (ADA) and all similar laws and regulations within the Premises, including the removal of barriers which do not necessitate the removal or modification of load-bearing walls.

23. SUBSTITUTION OF OTHER PREMISES. Landlord may upon thirty days notice to Tenant substitute for the Premises other premises in the Building (the “New Premises”), provided that the New Premises shall be reasonably usable for Tenant’s business hereunder; and, if Tenant is already in occupancy of the Premises, then in addition Landlord shall pay the reasonable expenses of moving Tenant from the Premises to the New Premises and for improving the New Premises so that they are substantially similar to the Premises. This section only applies to forces of nature that may leave tenants suite in a condition that makes it unable to conduct business.

24. MISCELLANEOUS.

(a) Binding on Assigns. All terms, conditions, and agreements of this Lease shall be binding upon, apply, and inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and permitted assigns.

(b) Amendment in Writing. This Lease contains the entire agreement between the parties and may be amended only by subsequent written agreement.

(c) Waiver - None. The failure of Landlord to insist upon strict performance of any of the terms, conditions and agreements of this Lease shall not be deemed a waiver of any of its rights or remedies hereunder and shall not be deemed a waiver of any subsequent breach or default of any of such terms, conditions, and agreements. The doing of anything by Landlord which Landlord is not obligated to do hereunder shall not impose any future obligation on Landlord nor otherwise amend any provisions of this Lease.

(d) No Surrender. No surrender of the Premises by Tenant shall be effected by Landlord’s acceptance of the keys to the Premises or of the rent due hereunder, or by any other means whatsoever, without Landlord’s written acknowledgment that such acceptance constitutes a surrender.

(e) Captions. The captions of the various paragraphs in this Lease are for convenience only and do no define, limit, describe, or construe the contents of such paragraphs.

(f) Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the State of Nebraska.

(g) Partial Invalidity. If any provision of this Lease is invalid or unenforceable to any extent, then that provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

25. BROKERS. The brokers involved in this transaction are:

Office Building Lease

☒ Agent for Fred Scott of Coldwell Banker Commercial World Group
 Landlord                         /s/ Fred Scott

OTHER PROVISIONS.

Any additional provisions of this Lease shall be in writing and attached as an addendum hereto.

Until this Lease is executed on behalf of all parties hereto, it shall be construed as an offer to lease by Tenant to Landlord.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

S. Anthony Siahpush		Resilent, LLC

SMWK Properties, LLC		Resilent, LLC
LANDLORD		TENANT

BY:	/s/ S. Anthony Siahpush	BY:	/s/ Michael J. Weaver
PRINT/TYPE NAME:	S. Anthony Siahpush	PRINT/TYPE NAME:	Michael J. Weaver
ITS:	President	ITS:	CFO

STATE OF NEBRASKA )
)ss.
COUNTY OF DOUGLAS )

The foregoing instrument was acknowledged by Mike Weaver before me this 3rd day of June, 2005.

[SEAL]                     /s/ Sarah K. Grieb
 Notary Public

My commission expires:    April 1, 2009

Office Building Lease

PERSONAL GUARANTEE

The undersigned hereby absolutely and unconditionally guarantee unto the Landlord the payment of the rent and the performance of all of the covenants under the Lease and all renewals and extensions thereof by the Tenant and hereby waive notice of any default under the Lease and agree that this liability shall not be released or affected by an extension of time for payment, by any forbearance by the Landlord, or by any assignment or modification of this lease.

Dated this 27       day of May, 2005.

BY:	/s/ Steve Campisi	BY:

Steve Campisi
	Name		Name

21050 Rawhide Rd
	Street Address		Street Address

Elkhorn, NE 68022
	City, State, Zip		City, State, Zip

STATE OF NEBRASKA )
)ss.
COUNTY OF DOUGLAS )

The foregoing instrument was acknowledged by Mike Weaver before me this 3rd day of June, 2005.

[SEAL]                     /s/ Sarah K. Grieb
 Notary Public

My commission expires:    April 1, 2009

Office Building Lease

RULES AND REGULATIONS

A. The entrances, corridors, passages, stairways and elevators shall be under the exclusive control of the Landlord and shall not be obstructed, or used by the Tenant for any other purpose than ingress and egress to and from the Premises; and the Landlord shall have the right to control ingress and egress to and from the Building at all times.

B. Safes, furniture, boxes or other bulky articles shall be carried by the freight elevator, or by the stairways, or through the windows of the Building, in such a manner and at such hours as may be directed by the Landlord. Safes and other heavy articles shall be placed by the Tenant in such places only as may be first specified in writing by the Landlord.

C. The Tenant, shall not place nor permit to be placed any signs, advertisements or notices in or upon any part of the Building, and shall not place merchandise or show-cases in front of the Building, without the Landlord’s written consent, which consent may be withheld or conditioned in Landlord’s sole discretion.

D. The Tenant shall not put up nor operate any engine, boiler, dynamo, or machinery of any kind, nor carry on any mechanical business in said Premises nor place any explosive therein, nor use any kerosene or oils or burning fluids in the Premises without first obtaining the written consent of the Landlord.

E. If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such written directions no boring or cutting for wires will be permitted.

F. No person or persona shall be employed by the Tenant for the purpose of cleaning or of taking care of the Premises without the written consent of the Landlord. Any person or persons so employed by the Tenant must be subject to and under the control and direction of the Landlord.

G. The Landlord shall have the right to exclude or eject from the Building, animals of every kind, except guide dogs, bicycles, or any other wheeled vehicle except wheelchairs, and all canvassers and other persons who conduct themselves in such a manner as to be, in the judgment of the Landlord, an annoyance to the tenants or a detriment to the Building.

H. No additional locks shall be placed upon any doors of the Premises without first obtaining the written consent of the Landlord and the Tenant will not permit any duplicate keys to be made. If more than two keys for any door are desired, the additional number shall be paid for by the Tenant. Upon termination of this lease the Tenant shall surrender all keys of said Premises and of the Building, and shall give to the Landlord the combination of all locks on any vaults and safes.

I. The Tenant shall not allow any curtains, filing cases nor other articles to be placed against or near the glass in the partitions between the Premises and the corridors of the Building, without first obtaining the written consent of the Landlord.

J. The Landlord shall have the right to make such other and further reasonable rules and regulations as, in the judgment of the Landlord, may from time to time be needed for the safety, care and cleanliness and general appearance of the Premises and for the preservation of good order therein.

K. Smoking is prohibited in all areas of the Building, including the Premises, except that Landlord may, in its sole discretion, designate one or more areas within the Building where smoking may be permitted.

Office Building Lease